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                                                                    Exhibit 12.1

                      RATIO OF EARNINGS TO FIXED CHARGES

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

                                                     (UNAUDITED)
                                                 --------------------
                                                 AT OR FOR THE THREE
                                                   MONTH PERIOD
                                                   ENDED MARCH 31,                   AT OR FOR THE YEAR ENDED DECEMBER 31,
                                                 --------------------    --------------------------------------------------------
                                                   2003        2002        2002        2001        2000        1999        1998
                                                 --------    --------    --------    --------    --------    --------    --------

Earnings:
    Pretax income from operations                  33,776     (10,972)     93,448      76,019      89,120      87,218      80,326
    Less: Income from equity investment              (372)       (190)       (904)     (1,249)       (727)     (1,416)     (1,286)
    Dividends from equity investment                  180         164         701         642         814         939         812
    Fixed charges                                  31,390      38,557     145,931     200,642     211,766     169,060     171,017
    Less: Preferred dividend requirements             (83)       (102)       (372)       (451)       (525)       (632)       (757)
                                                 --------    --------    --------    --------    --------    --------    --------
Total earnings including interest
    expense on deposits                            64,891      27,457     238,804     275,603     300,448     255,169     250,112
                                                 ========    ========    ========    ========    ========    ========    ========

Total earnings excluding interest
    expense on deposits                            41,213      (3,646)    124,700     108,495     126,423     113,362      98,447
                                                 ========    ========    ========    ========    ========    ========    ========

Fixed Charges:
    Interest expense:
      Deposits                                     23,678      31,103     114,104     167,108     174,025     141,807     151,665
      Short-term borrowings                         2,073       2,529      10,878      15,026      21,072      14,905       9,800
      Long-term debt                                5,622       4,906      20,689      18,166      16,284      12,058       9,192
                                                 --------    --------    --------    --------    --------    --------    --------
    Total interest expense                         31,373      38,538     145,671     200,300     211,381     168,770     170,657
    Estimate of interest within rental expense         17          19         260         342         385         290         360
                                                 --------    --------    --------    --------    --------    --------    --------

Total fixed charges including
    expense on deposits                            31,390      38,557     145,931     200,642     211,766     169,060     171,017
                                                 ========    ========    ========    ========    ========    ========    ========

Total fixed charges excluding
    expense on deposits                             7,712       7,454      31,827      33,534      37,741      27,253      19,352
                                                 ========    ========    ========    ========    ========    ========    ========


Ratio of Earnings to Fixed Charges:
    Including interest expense on deposits           2.07        0.71        1.64        1.37        1.42        1.51        1.46
                                                 ========    ========    ========    ========    ========    ========    ========

    Excluding interest expense on deposits           5.34       -0.49        3.92        3.24        3.35        4.16        5.09
                                                 ========    ========    ========    ========    ========    ========    ========
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